Exhibit 4.1

                       AMENDMENT TO SECURITY AGREEMENT
                                      AND
                     RELEASE OF CERTAIN INTELLECTUAL PROPERTY

This Amendment and Release ("Amendment") to the Security Agreement dated as of March 28, 2002 (the "Security Agreement") by and between Infineon Technologies AG, a German stock corporation ("Infineon"), and Ramtron International Corporation, a Delaware corporation (the "Company") is dated as of March 30, 2004, and is being entered into by and between Infineon and the Company.

                                  RECITALS

WHEREAS, Infineon and the Company entered into the Security Agreement in order to provide Infineon with a security interest in and to all of the Company's right, title and interest in and to the Collateral to secure the Company's repayment obligations under the Debenture purchased by Infineon pursuant to the Securities Purchase Agreement;

WHEREAS, pursuant to the Waiver Agreement dated August 18, 2003, by and between Infineon and the Company (the "Waiver Agreement"), the Company has agreed to make certain Waiver Payments (as defined in the Waiver Agreement) to decrease the Company's indebtedness under the Debenture;

WHEREAS, the Company wishes to sell the "Released IP" (as defined below) and within two business days after Company's receipt of proceeds from the sale of the Released IP, the Company will pay (by wire transfer or other agreed method) to Infineon the amount of On million ninety thousand Dollars ($1,090,000.00) or, if less, the full amount the Company receives as consideration for its sale of the Released IP (the "Payment"), which Payment shall, up to the amount of such Payment, (i) satisfy and be conclusively deemed to be in lieu of the Waiver Payments provided in Section 2 of the Waiver Agreement, and (ii) reduce the amount due under the Debenture Dollar for Dollar; the reminder, if any, of the Waiver Payments and the Debenture shall being due and payable in accordance with the agreed time schedules; and concurrently herewith, Infineon will release certain Collateral under the Security Agreement; and

WHEREAS, in consideration of the Payment to be made by the Company to Infineon, Infineon and the Company hereby wish to amend the Security Agreement and to execute a Release to delete from the Collateral certain intellectual property ("Released IP") listed on Schedule "1" as attached hereto.

NOW, THEREFORE, in consideration of the foregoing recitals, the following covenants and promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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1.  Definitions

Unless otherwise defined herein, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Security Agreement, and references to "Section" or "Sections" herein are references to the specified sections of the Security Agreement.

2.  Amendment

Section 1 - "Grant of Security". Section 1 of the Security Agreement is amended and restated to exclude the Released IP from the definition of Collateral.

3.  Release

In consideration of and subject to the Payment to be made by the Company to Infineon under the Debenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Infineon has RELEASED and DISCHARGED, and by these presents does RELEASE and DISCHARGE, the Released IP from any and all security interests and liens held by Infineon and securing any indebtedness of the Company to Infineon and does hereby reassign and vest in the Company full title to the Released IP assigned to Infineon under the Security Agreement.

4.  Effect of Amendment

Except as expressly modified by the provisions of this Amendment, the Security Agreement and all of the terms, provisions and conditions thereof shall for all purposes remain unchanged, and in full force and effect, and are approved, ratified and confirmed, and from and after the date hereof all references to the Agreement in any other agreement to which any of the undersigned are parties shall mean the Agreement as amended hereby. Without limiting the foregoing, Infineon and the Company agree that nothing herein affects in any way any license or other rights of Infineon in and to the Released IP, other than the security interest released in this Amendment.

5.  UCC3 Filing

Infineon hereby authorizes the Company to file an amendment to UCC financing statement No. 2076971 5, filed on April 23, 2002, against the Company (the "Original Financing Statement"), with the Secretary of State of the State of Delaware, to delete the Released IP from the collateral listed on the Original Financing Statement.

6.  Counterparts

This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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
IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth in the preamble hereof.


INFINEON TECHNOLOGIES AG                   RAMTRON INTERNATIONAL CORPORATION


By  /S/ Klaus Fleischmann                  By /S/ LuAnn D. Hanson
-----------------------------              --------------------------
Name:  Klaus Fleischmann                   Name:  LuAnn D. Hanson
Title:  VP Business Dev.                   Title:  Chief Financial Officer


By /S/ Horst Meyer
------------------------
Name:  Horst Meyer
Title:  Corp. Legal Counsel

                                   Page-3

                                 Schedule "1"

                                  RELEASED IP

Patent or                                                 Title
Application No.   Country   Filing Date                 Inventors
---------------   -------   -----------    -----------------------------------
Pat. 5,104,822     U.S.     07/30/1990     Method For Creating Self-Aligned,
(RAM 317)                                  Non-Patterned Contact Areas And
                                           Stacked Capacitors Using The
                                           Method

                                           Butler
 -----------------------------------------------------------------------------
Pat. 5,162,890     U.S.     04/05/1991     Stacked Capacitor With Sidewall
(RAM 317 DIV)                              Insulation

                                           Butler
------------------------------------------------------------------------------
Pat. 2673615       Japan    07/30/1991     Method For Creating Self-Aligned,
(RAM 317 JPN)                              Non-Patterned Contact Areas And
                                           Stacked Capacitors Using The
                                           Method

                                           Butler
------------------------------------------------------------------------------
Pat. 5,170,242     U.S.     05/10/1991     Reaction Barrier For A Multilayer
(RAM 319 CON)                              Structure In An Integrated Circuit

                                           Stevens, Maekawa
------------------------------------------------------------------------------
Pat. 2075540       Japan    07/13/1990     Reaction Barrier For A Multilayer
(RAM 319 JPN)                              Structure In An Integrated Circuit

                                           Stevens, Maekawa
------------------------------------------------------------------------------
Pat. 5,075,817     U.S.     6/22/1990      Trench Capacitor For Large Scale
(RAM 320)                                  Integrated Memory

                                           Butler
-------------------------------------------------------------------------------
Pat. 2089169       Japan    06/21/1991     Trench Capacitor For Large Scale
(RAM 320 JPN)                              Integrated Memory

                                           Butler
-------------------------------------------------------------------------------
Pat. 5,610,099     U.S.     06/28/1994     Process For Fabricating
(RAM 321)                                  Transistors Using Composite
                                           Nitride Structure

                                           Stevens, Bailey, Taylor
------------------------------------------------------------------------------

                                   Page-4

Pat. 5,043,790     U.S.     04/05/1990     Sealed Self Aligned Contacts Using
(RAM 322)                                  Two Nitrides Process

                                           Butler
------------------------------------------------------------------------------
Pat. 5,216,281     U.S.     08/26/1991     Sealed Self Aligned Contact
(RAM 322 CIP)                              Incorporating A Dopant Source

                                           Butler
------------------------------------------------------------------------------
Pat. 2005865       Japan    04/05/1991     Sealed Self Aligned Contacts Using
(RAM 322 JPN)                              Two Nitrides Process

                                           Butler
------------------------------------------------------------------------------
Pat. 5,134,310     U.S.     01/23/1991     Current Supply Circuit For
(RAM 324)                                  Driving High Capacitance Load In
                                           An Integrated Circuit

                                           Mobley, Eaton
------------------------------------------------------------------------------
Pat. 2932122       Japan    01/23/1992     Current Supply Circuit For
(RAM 324 JPN)                              Driving High Capacitance
                                           Load In An Integrated Circuit

                                           Mobley, Eaton
------------------------------------------------------------------------------
Pat. 5,117,177     U.S.     01/23/1991     Reference Generator For An
(RAM 325)                                  Integrated Circuit

                                           Eaton
------------------------------------------------------------------------------
Pat. 3106216       Japan    01/23/1992     Reference Generator For An
(RAM 325 JPN)                              Integrated Circuit

                                           Eaton
------------------------------------------------------------------------------
Pat. 5,255,222     U.S.     01/23/1991     Output Control Circuit Having
(RAM 326)                                  Continuously Variable Drive
                                           Current

                                           Eaton
-------------------------------------------------------------------------------
Pat. 3136424       Japan    01/22/1992     Output Control Circuit Having
(RAM 326 JPN)                              Continuously Variable Drive
                                           Current

                                           Eaton
------------------------------------------------------------------------------

                                   Page-5

Pat. 5,699,317     U.S.     10/06/1994     Enhanced Dram With All Reads
(RAM 343 CIP)                              From On-Chip Cache And All Writes
                                           To Memory Array

                                           Mobley, Sartore, Carrigan, Jones
------------------------------------------------------------------------------
Pat. 5,721,862     U.S.     06/02/1995     Enhanced Dram With Single Row
(RAM 343 CON)                              SRAM Cache For All Device Read
                                           Operations

                                           Mobley, Sartore, Carrigan, Jones
------------------------------------------------------------------------------
Pat. 69324508.5    Germany  01/14/1993     Edram With Embedded Registers
(RAM 343 DE)
                                           Mobley, Sartore, Carrigan, Jones
------------------------------------------------------------------------------
Pat. 5,887,272     U.S.     07/03/1997     Enhanced Dram With Embedded
(RAM 343 DIV)                              Registers

                                           Mobley, Sartore, Carrigan, Jones
------------------------------------------------------------------------------
Pat. 6,347,357     U.S.     10/30/1998     Enhanced Dram With Embedded
(RAM 343 DIV/CON)                          Registers

                                           Mobley, Sartore, Carrigan, Jones
------------------------------------------------------------------------------
App. 09/962,287    U.S.     09/24/2001     Enhanced Dram With Embedded
(RAM 343 DIV/CON2)                         Registers

                                           Mobley, Sartore, Carrigan, Jones
------------------------------------------------------------------------------
Pat. 2851503       Japan    01/21/1993     EDRAM Having A Dynamically-Sized
(RAM 343 JPN)                              Cache Memory And Associated Method

                                           Mobley, Sartore, Carrigan, Jones
------------------------------------------------------------------------------
Pat. 5,566,318     U.S.     08/02/1994     Circuit With A Single Address
(RAM 381)                                  Register That Augments A Memory
                                           Controller By Enabling Cache
                                           Reads And Page-Mode Writes

                                           Joseph
------------------------------------------------------------------------------
Pat. 5,835,442     U.S.     03/22/1996     EDRAM With Integrated Generation
(RAM 393)                                  And Control Of Write Enable And
                                           Column Latch Signals And Method
                                           For Making Same

                                           Joseph, D.N. Heisler, D.J. Heisler
------------------------------------------------------------------------------

                                   Page-6

Pat. 5,991,851     U.S.     05/02/1997     Enhanced Signal Processing Random
(RAM 417)                                  Access Memory Device Utilizing A
                                           Dram Memory Array Integrated With
                                           An Associated SRAM Cache And
                                           Internal Refresh Control

                                           Alwais, Mobley
------------------------------------------------------------------------------
Pat. 5,901,100     U.S.     04/01/1997     First-In, First-Out Integrated
(RAM 418)                                  Circuit Memory Device Utilizing
                                           A Dynamic Random Access Memory
                                           Array For Data Storage Implemented
                                           In Conjunction With An Associated
                                           Static Random Access Memory Cache

                                           Taylor
------------------------------------------------------------------------------
Pat. 6,072,741     U.S.     03/11/1999     First-In, First-Out Integrated
(RAM 418 CIP)                              Circuit Memory Device Utilizing A
                                           Dynamic Random Access Memory Array
                                           For Data Storage Implemented In
                                           Conjunction With An Associated
                                           Static Random Access Memory Cache

                                           Taylor
------------------------------------------------------------------------------
Pat. 6,172,927     U.S.     03/24/2000     First-In, First-Out Integrated
(RAM 418 CIP2)                             Circuit Memory Device
                                           Incorporating A Retransmit
                                           Function

                                           Taylor
------------------------------------------------------------------------------
Pat. 6,141,281     U.S.     04/29/1998     Technique For Reducing Element
(RAM 429)                                  Disable Fuse Pitch Requirements In
                                           An Integrated Circuit Device
                                           Incorporating Replaceable Circuit
                                           Elements

                                           Mobley, Ash
------------------------------------------------------------------------------
Pat. 6,055,192     U.S.     09/03/1998     Dynamic Random Access Memory
(RAM 430)                                  Word Line Boost Technique
                                           Employing A Boost-On-Writes Policy

                                           Mobley
------------------------------------------------------------------------------

                                   Page-7

Pat. 6,064,620     U.S.     07/08/1998     Multi-Array Memory Device, And
(RAM 432)                                  Associated Method, Having Shared
                                           Decoder Circuitry

                                           Mobley
-------------------------------------------------------------------------------
Pat. 6,278,646     U.S.     03/23/2000     Multi-Array Memory Device And
(RAM 432 CIP)                              Associated Method Having Shared
                                           Decoder Circuitry

                                           Mobley
-------------------------------------------------------------------------------
Pat. 5,963,481     U.S.     06/30/1998     Embedded Enhanced DRAM And
(RAM 447)                                  Associated Method

                                           Alwais, Peters
-------------------------------------------------------------------------------
App. 99302956.0    Europe   04/16/1999     Embedded Enhanced DRAM And
(RAM 447 EPO)                              Associated Method

                                           Alwais, Peters
-------------------------------------------------------------------------------
Pat. 6,249,840     U.S.     10/23/1998     Multi-Bank Esdram With Cross-
(RAM 448)                                  Coupled SRAM Cache Registers

                                           Peters
------------------------------------------------------------------------------
Pat. 6,330,636     U.S.     01/25/1999     Double Data Rate Synchronous
(RAM 450)                                  Dynamic Random Access Memory
                                           Device Incorporating A Static
                                           RAM Cache Per Memory Bank

                                           Bondurant, Peters, Mobley
------------------------------------------------------------------------------
Pat. 6,151,236     U.S.     02/29/2000     Enhanced Bus Turnaround Integrated
(RAM 460)                                  Circuit Dynamic Random Access
                                           Memory Device

                                           Bondurant, Fisch, Grieshaber,
                                           Mobley, Peters
------------------------------------------------------------------------------
Pat. 6,301,183     U.S.     07/27/2000     Enhanced Bus Turnaround Integrated
(RAM 460 CON)                              Circuit Dynamic Random Access
                                           Memory Device

                                           Bondurant, Fisch, Grieshaber,
                                           Mobley, Peters
------------------------------------------------------------------------------

                                   Page-8

App. 2001-052888   Japan    02/27/2001     Enhanced Bus Turnaround Integrated
(RAM 460 JPN)                              Circuit Dynamic Random Access
                                           Memory Device

                                           Bondurant, Fisch, Grieshaber,
                                           Mobley, Peters
------------------------------------------------------------------------------
Pat. 6,392,441     U.S.     06/13/2000     Fast Response Circuit
(RAM 461)
                                           Moscaluk
------------------------------------------------------------------------------
Pat. 6,373,751     U.S.     05/15/2000     Packet-Based Integrated Circuit
(RAM 463)                                  Dynamic Random Access Memory
                                           Device Incorporating An On-Chip
                                           Row Register Cache To Reduce Data
                                           Access Latencies

                                           Bondurant
------------------------------------------------------------------------------
Pat. 6,549,472     U.S.     02/21/2002     Packet-Based Integrated Circuit
(RAM 463 CON)                              Dynamic Random Access Memory
                                           Device Incorporating An On-Chip
                                           Row Register Cache To Reduce Data
                                           Access Latencies

                                           Bondurant
------------------------------------------------------------------------------
Pat. 6,646,928     U.S.     01/16/2003     Packet-Based Integrated Circuit
(RAM 463 DIV)                              Dynamic Random Access Memory
                                           Device Incorporating An On-Chip
                                           Row Register Cache To Reduce Data
                                           Access Latencies

                                           Bondurant
-------------------------------------------------------------------------------
Pat. 6,501,698     U.S.     11/01/2000     Structure And Method For Hiding
(RAM 464)                                  DRAM Cycle Time Behind A Burst
                                           Access

                                           Mobley
------------------------------------------------------------------------------
App. 09/828,283    U.S.     04/05/2001     Method For Hiding A Refresh In
(RAM 465)                                  A Pseudo-Static Memory

                                           Mobley
------------------------------------------------------------------------------
Pat. 6,538,928     U.S.     10/11/2000     Method For Reducing The Width
(RAM 468)                                  Of A Global Data Bus In A Memory
                                           Architecture

                                           Mobley
------------------------------------------------------------------------------

                                   Page-9

App. 09/828,488    U.S.     04/05/2001     Method And Circuit For Increasing
(RAM 487)                                  The Memory Access Speed Of An
App. 10/782,386             02/18/2004     Enhanced Synchronous SDRAM
(RAM 487 CON)
                                           Peters
------------------------------------------------------------------------------
App. 10/178,072    U.S.     06/20/2002     Method And Circuit For Increasing
(RAM 491)                                  The Memory Access Speed Of An
                                           Enhanced Synchronous SDRAM

                                           Mobley, Peters, Schuette
------------------------------------------------------------------------------
Pat. 5,787,457     U.S.     10/18/1996     Cached Synchronous DRAM
                                           Architecture Allowing Concurrent
                                           DRAM Operations

                                           Miller, Rogers, Tomashot,
                                           Bondurant, Jones, Jr., Mobley
------------------------------------------------------------------------------
Pat. 6,289,416     U.S.     10/15/1999     Cached Synchronous DRAM
                                           Architecture Having A Mode
                                           Register Programmable Cache Policy

                                           Rogers, Tomashot, Bondurant,
                                           Jones, Jr., Mobley
------------------------------------------------------------------------------

                                   Page-10